E:\DGARFIEL\FUNDS\BLKROCK\MISC\RNJNSR77.697

For the semi-annual period ended April 30, 1997
File number 811-7670


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     An  Annual Meeting of Shareholders was  held
on   April   15,  1997.   At  such  meeting   the
shareholders approved the selection  of  auditors
and  the  election  of  directors.   Pursuant  to
Instruction 2 to this Sub-Item, information as to these matters has not been included in this Attachment.